UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2007

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BIOVERIS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-50583	80-0076765
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)	Identification Number)

16020 Industrial Drive
Gaithersburg, MD 20877

(Address of Principal Executive Offices and Zip Code)

_____________________________

(301) 869-9800

(Registrant’s Telephone Number, Including Area Code)

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 8, 2007, BioVeris Corporation (the “Company”) announced that it has received a $2.8 million payment from Roche Diagnostics, an operating division of F. Hoffman LaRoche Ltd. (“Roche”). This payment represents Roche’s unilateral, preliminary calculation of amounts owed to the Company for Roche’s sales to certain customers in 2004 that were outside Roche’s licensed field, under a License Agreement between IGEN International, Inc. (now BioVeris Corporation) and IGEN LS LLC (Roche) dated July 24, 2003 ("License Agreement"). The Company has notified Roche that the $2.8 million payment does not represent full satisfaction of Roche’s obligations for 2004 out-of-field sales and the Company expressly reserves all rights to seek additional payments. Additionally, the Company does not believe that this payment is indicative of amounts that will be owed for years after 2004.

The Company has exercised its contractual right to appoint an independent auditor to examine the sales and accounting records and accounts of all uses of the Company’s ECL technology by Roche and its affiliates. The auditor will examine 2004 and 2005. In addition, the Company has invoked the dispute resolution process under the License Agreement by notifying Roche that a dispute exists with respect to the appointment of a field monitor to review placements and sales of products and services by Roche in 2006.

Effective in February 2004, the Company granted Roche a worldwide, non-exclusive, royalty-free license to patents and information relating to the Company’s proprietary ECL technology, subject to certain limitations described in the License Agreement. The license may be used by Roche to commercially exploit only certain ECL products and is royalty-free provided such products are used in a specified field.

Pursuant to the License Agreement, the parties have engaged a field monitor to review placements and sales of products and services by Roche in 2005. The field monitor’s work is expected to continue through April 2007, unless the process is terminated early by either the Company or Roche. Pursuant to the License Agreement, Roche must pay the Company, within 30 days after receiving the field monitor’s report, 65% of all undisputed revenues earned through out-of-field sales of products for 2005. Although Roche may not knowingly sell or actively market outside the field, Roche may continue the identified out-of-field sales until the Company notifies Roche in writing that they are prohibited from making any further such sales.

The amount and timing of any additional payments that the Company might receive from Roche relating to out-of-field sales in 2004, 2005 or 2006 is uncertain because, among other things: (1) the amount of such sales and placements has not yet been determined; and (2) there may be disputes between Roche and the Company concerning the agreement and/or the field monitor’s and the independent auditor’s findings. The Company and Roche are in discussions and are considering various alternative measures to resolve all of these matters.

See the attached press release of the Company dated January 8, 2007, filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated January 8, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2007	BIOVERIS CORPORATION By:/s/ George V. Migausky Name: George V. Migausky Title: Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release dated January 8, 2007